UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2006

TransDigm Inc.	TransDigm Holding Company
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

333-108340	333-108340-06
(Commission File Number)	(Commission File Number)

34-1750032	13-3733378
(IRS Employer Identification No.)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2939

(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On February 24, 2006, TransDigm Holding Company and W. Nicholas Howley entered into an amendment to Mr. Howley’s employment agreement. The amendment provides for, among other things, the use by Mr. Howley of our corporate aircraft and certain modifications to the indemnification provisions contained in the employment agreement.

On February 24, 2006, TransDigm Holding Company and Raymond Laubenthal entered into an amendment to Mr. Laubenthal’s employment agreement. The amendment provides for, among other things, certain modifications to the indemnification provisions contained in the employment agreement.

On February 24, 2006, TransDigm Holding Company and Gregory Rufus entered into an amendment to Mr. Rufus’s employment agreement. The amendment provides for, among other things, certain modifications to the indemnification provisions contained in the employment agreement.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, dated as of February 26, 2006, between TransDigm Holding Company and W. Nicholas Howley. (a)

10.2	Amendment No. 1 to Employment Agreement, dated as of February 26, 2006, between TransDigm Holding Company and Raymond Laubenthal. (a)

10.3	Amendment No. 1 to Employment Agreement, dated as of February 26, 2006, between TransDigm Holding Company and Gregory Rufus. (a)

(a)	Incorporated by reference to Amendment No. 2 to TransDigm Group Incorporated’s Form S-1 filed on February 27, 2006 (File No. 333-130483).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM INC.

By:	/s/ Gregory Rufus
Gregory Rufus
Chief Financial Officer

Date: March 2, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM HOLDING COMPANY

By:	/s/ Gregory Rufus
Gregory Rufus
Chief Financial Officer

Date: March 2, 2006